                                                                   EXHIBIT 99.1


Continental Airlines contact:                        Northwest Airlines contact:
Corporate Communications                             Corporate Communications
713-324-5080                                         612-727-4284


CONTINENTAL, NORTHWEST REACH DEFINITIVE AGREEMENT
ON STOCK REPURCHASE
-------------------

         HOUSTON and MINNEAPOLIS/ST. PAUL, Nov. 16, 2000 -- Continental Airlines (NYSE: CAL and CAL.A) and Northwest Airlines (NASDAQ: NWAC) today announced that the two airlines have executed definitive agreements regarding the sale to Continental of its common stock held by Northwest Airlines, and an extension of their alliance agreement through 2025. The boards of both airlines approved the agreements prior to their execution.

         In connection with the transaction, Continental will repurchase from Northwest approximately 6.7 million Continental Class A shares for $450 million in cash. Under the terms of the agreements, the repurchase of a portion of Northwest's interest in Continental will occur immediately prior to a recapitalization of Continental, whereby each remaining outstanding share of Continental Class A common stock will be reclassified into 1.32 shares of Continental Class B common stock. After the recapitalization, Northwest will retain approximately 2.6 million shares of Continental Class B common stock, which is expected to constitute less than 5% of Continental's then outstanding common stock.

         The agreements signed today also amend the alliance agreement between Continental and Northwest to extend its term through 2025, and to provide for termination rights upon certain change of control and other transactions involving the carriers and third party major air carriers.

                                    -more-

DEFINITIVE AGREEMENT/PAGE 2


         Continental also has agreed to issue to Northwest a special series of preferred stock. That preferred stock will give Northwest the right to block certain business combinations and similar change of control transactions involving Continental and a third party major air carrier during the term of the alliance agreement, but is subject to redemption by Continental upon certain events, including upon a change of control of Northwest involving a third party major air carrier.

         The parties anticipate that the transactions contemplated by their agreements will close in approximately two months, after a special stockholders meeting of Continental is held. The parties plan to ask U.S Federal District Court Judge Denise Page Hood today to adjourn the current litigation by the United States against Northwest and Continental pending closing of the transactions, and then to dismiss that litigation without prejudice upon closing of the transactions.

         "We are delighted to have reached final agreement with Northwest on these issues," said Continental Chairman and Chief Executive Officer Gordon Bethune. "We will continue to build and strengthen our alliance with Northwest in order to compete more effectively with the major networks of our larger competitors."

         "This agreement serves our two objectives to build a successful alliance with Continental and to insure our partner's long-term independence," said John Dasburg, Northwest president and CEO. "We believe our customers will benefit from a fourth strong U.S. airline network that provides superior customer service and a network that takes them where they want to go."


                                   SAFE HARBOR

Statements in this news release which are not purely historical facts, including statements regarding our beliefs, expectations, intentions or strategies for the future, may be "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Information with respect to the factors and events that could cause these differences is contained in the Companies' respective Securities and Exchange Commission filings, including the Companies' respective Annual Reports on Form 10-K for the year ended December 31, 1999. We undertake no obligation to update any forward-looking statements to reflect events or circumstances that may arise after the date of this release.

                                      ###